EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports Second Quarter Fiscal 2020 Results

•	Net sales $515 million, decline of 30%

•	Diluted EPS $0.19; adjusted diluted EPS $0.54

•	Results reflect significant disruption from COVID-19 pandemic

◦	North American retail stores closed for much of second quarter

◦	Strong online demand - U.S. eCommerce comparable sales +101%

◦	Strong growth in sales of exclusive brands to Target, Walmart and Amazon

•	$1.5 billion in liquidity at quarter end
ATLANTA, July 24, 2020 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its second quarter fiscal 2020 results.
“We had a strong finish to the second quarter. Thankfully, the disruption to our business due to the pandemic and related store closures was less meaningful than we expected,” said Michael D. Casey, Chairman and Chief Executive Officer. “In the second quarter, we continued to see good demand from our largest wholesale customers whose stores remained open, and we were also able to serve the needs of families with young children through our very profitable eCommerce operations.
“By the end of June, substantially all of our stores in the United States had reopened and we saw strong demand for our brands over the July 4th holiday shopping period.
“In the second quarter, we strengthened our brand marketing, improved price realization with more effective promotions, controlled spending, reduced our exposure to excess inventories and improved liquidity.
“We are now entering the largest portion of our year with respect to sales and earnings contribution. Given the strength of our brands and extensive market presence, we believe we are well-positioned to weather the current market challenges. We expect gradually improving trends in the performance of our Company, relative to the second quarter, in the balance of the year.”
Adjustments to Reported GAAP Results
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. These adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations. See “Reconciliation of GAAP to Adjusted Results” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures.

	Second Fiscal Quarter
	2020				2019
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$21.0	4.1%	$8.2	$0.19	$64.5	8.8%	$43.9	$0.97
COVID-19 expenses	13.0		9.9	0.23	—		—	—
Retail store operating leases and other long-lived asset impairments	3.7		2.8	0.06	—		—	—
Organizational restructuring costs	3.5		2.7	0.06	—		—	—
Store restructuring costs	—		—	—	(0.7)		(0.6)	(0.01)
As adjusted	$41.1	8.0%	$23.6	$0.54	$63.8	8.7%	$43.4	$0.95

	First Half
	2020				2019
(In millions, except earnings per share)	Operating (Loss) Income	% Net Sales	Net (Loss)	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$(57.5)	(4.9)%	$(70.5)	$(1.64)	$125.2	8.5%	$78.4	$1.72
Intangible asset impairment	26.5		20.2	0.47	—		—	—
Goodwill impairment	17.7		17.7	0.41	—		—	—
COVID-19 expenses	15.7		12.0	0.28	—		—	—
Organizational restructuring costs	7.4		5.6	0.13	1.6		1.3	0.03
Retail store operating leases and other long-lived asset impairments	5.0		3.8	0.09	—		—	—
Debt extinguishment loss	—		—	—	—		6.0	0.13
Store restructuring costs	—		—	—	(0.7)		(0.6)	(0.01)
China business model change	—		—	—	(2.1)		(2.1)	(0.05)
As adjusted	$14.8	1.3%	$(11.2)	$(0.26)	$124.1	8.4%	$83.0	$1.82

Note: Results may not be additive due to rounding.

Consolidated Results
The discussion of results below is presented on an adjusted (non-GAAP) basis where noted.
Second Quarter of Fiscal 2020 compared to Second Quarter of Fiscal 2019
Net sales decreased $219.5 million, or 29.9%, to $514.9 million. The decline was driven by the closure of the Company’s retail stores in the second quarter of fiscal 2020, particularly during the months of April and May, and decreased sales to certain wholesale customers as a result of disruptions related to COVID-19, partially offset by strong eCommerce channel growth. Comparable eCommerce sales in the U.S. and Canada grew 101% and 194%, respectively. As of the end of the second quarter, approximately 97% of the Company’s stores in the U.S. and 90% in Canada had reopened.
Operating income was $21.0 million, compared to $64.5 million in the second quarter of fiscal 2019. Adjusted operating income (a non-GAAP measure) was $41.1 million, compared to $63.8 million in the second quarter of fiscal 2019. The decrease reflects the decline in net sales and lower royalty income, partially offset by improved gross margin and lower selling, general, and administrative expenses.
Net income was $8.2 million, or $0.19 per diluted share, compared to $43.9 million, or $0.97 per diluted share, in the second quarter of fiscal 2019. Adjusted net income (a non-GAAP measure) was $23.6 million, compared to $43.4 million in the second quarter of fiscal 2019. Adjusted earnings per diluted share (a non-GAAP measure) was $0.54, compared to $0.95 in the second quarter of fiscal 2019.
First Half of Fiscal 2020 compared to First Half of Fiscal 2019
Net sales decreased $306.1 million, or 20.7%, to $1.17 billion. The decline was driven by the closure of the Company’s retail stores in the first half of fiscal 2020, particularly during the months of March, April and May, and decreased sales to certain wholesale customers as a result of disruptions related to COVID-19, partially offset by strong eCommerce channel growth. Comparable eCommerce sales in the U.S. and Canada increased 53% and 110%, respectively.
The Company posted an operating loss of $57.5 million, compared to operating income of $125.2 million in the first half of fiscal 2019. In addition to lower net sales, the Company recorded incremental inventory-related charges of $41.9 million in the first half of fiscal 2020, primarily due to disruptions related to COVID-19. Adjusted operating income (a non-GAAP measure) was $14.8 million, compared to $124.1 million in the first half of fiscal 2019. The decrease reflects the decline in net sales and higher inventory provisions, partially offset by lower selling, general, and administrative expenses.

The Company’s net loss was $70.5 million, or $1.64 per diluted share, compared to net income of $78.4 million, or $1.72 per diluted share, in the first half of fiscal 2019. The Company posted an adjusted net loss (a non-GAAP measure) of $11.2 million, compared to adjusted net income of $83.0 million in the first half of fiscal 2019. Adjusted loss per diluted share (a non-GAAP measure) was $0.26, compared to adjusted earnings per diluted share of $1.82 in the first half of fiscal 2019.
Net cash provided by operations in the first half of fiscal 2020 was $238.8 million compared to $104.5 million in the first half of fiscal 2019. The increase reflects deferrals of retail store lease and other cash payments, partially offset by lower earnings related to COVID-19.
See the “Business Segment Results” and “Reconciliation of GAAP to Adjusted Results” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Liquidity and Financial Position
The Company’s total liquidity at the end of the second quarter of fiscal 2020 was $1.5 billion, comprised of cash and cash equivalents of $1.0 billion and $501 million in unused borrowing capacity on the Company’s $750 million secured revolving credit facility.
As previously disclosed, on May 4, 2020, the Company, through its wholly-owned subsidiary The William Carter Company, entered into an agreement with its lenders to amend its secured revolving credit facility. Under the terms of the amendment, financial maintenance covenants under the credit facility were waived for the balance of fiscal year 2020 and relaxed for much of fiscal year 2021.
Also as previously disclosed, on May 11, 2020, The William Carter Company completed the sale of $500 million aggregate principal amount of 5.500% senior unsecured notes due 2025. During the second quarter of fiscal 2020, the net proceeds from this offering, along with cash on hand, were used to repay $500 million of borrowings under the Company’s secured revolving credit facility.
Consistent with the Company’s previously-announced temporary suspensions of share repurchases and quarterly cash dividends, no distributions of capital occurred in the second quarter of fiscal 2020. The Company’s Board of Directors will evaluate future distributions of capital, including share repurchases and dividends, based on a number of factors, including business conditions, the Company’s financial performance, and other considerations.
The Company believes it has sufficient liquidity for the foreseeable future to maintain its operations and manage through the disruption caused by the COVID-19 pandemic.

2020 Business Outlook
Given the market disruption caused by the COVID-19 pandemic, recent spikes in confirmed cases of the coronavirus, and related uncertainty on timing and extent of the market recovery, the Company is not providing fiscal 2020 sales and earnings guidance at this time.
Conference Call
The Company will hold a conference call with investors to discuss second quarter fiscal 2020 results and its business outlook on July 24, 2020 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 334-777-6978. To listen to a live broadcast via the internet and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations”. A replay of the call will be available shortly after the broadcast through August 7, 2020, at 888-203-1112 (U.S. / Canada) or 719-457-0820 (international), passcode 8105031. The replay will also be archived online on the “Webcasts & Presentations” page noted above.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through approximately 1,100 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the potential effects of the COVID-19 pandemic and the Company’s liquidity. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the

quarter ended March 28, 2020, and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors”. Included among those risks are those related to: the effects of the current coronavirus outbreak; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales	$514,885	$734,384	$1,169,357	$1,475,442
Cost of goods sold	284,073	410,390	687,445	835,528
Adverse purchase commitments (inventory and raw materials)	(4,703)	998	18,134	1,051
Gross profit	235,515	322,996	463,778	638,863
Royalty income, net	3,588	9,635	10,926	18,179
Selling, general, and administrative expenses	218,149	268,155	487,986	531,807
Goodwill impairment	—	—	17,742	—
Intangible asset impairment	—	—	26,500	—
Operating income (loss)	20,954	64,476	(57,524)	125,235
Interest expense	15,312	9,072	24,176	18,701
Interest income	(423)	(509)	(887)	(737)
Other expense (income), net	587	202	5,405	(9)
Loss on extinguishment of debt	—	—	—	7,823
Income (loss) before income taxes	5,478	55,711	(86,218)	99,457
Income tax (benefit) provision	(2,678)	11,774	(15,680)	21,054
Net income (loss)	$8,156	$43,937	$(70,538)	$78,403

Basic net income (loss) per common share	$0.19	$0.97	$(1.64)	$1.73
Diluted net income (loss) per common share	$0.19	$0.97	$(1.64)	$1.72
Dividend declared and paid per common share	$—	$0.50	$0.60	$1.00

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended				Two Fiscal Quarters Ended
	June 27, 2020	% of Total Net Sales	June 29, 2019	% of Total Net Sales	June 27, 2020	% of Total Net Sales	June 29, 2019	% of Total Net Sales
Net sales:
U.S. Retail	$316,016	61.4%	$423,128	57.6%	$636,733	54.5%	$800,182	54.2%
U.S. Wholesale	151,744	29.5%	229,091	31.2%	403,874	34.5%	504,458	34.2%
International	47,125	9.1%	82,165	11.2%	128,750	11.0%	170,802	11.6%
Total net sales	$514,885	100.0%	$734,384	100.0%	$1,169,357	100.0%	$1,475,442	100.0%

Operating income (loss):		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail	$23,720	7.5%	$51,146	12.1%	$(8,656)	(1.4)%	$75,095	9.4%
U.S. Wholesale	21,192	14.0%	35,335	15.4%	23,423	5.8%	90,791	18.0%
International	(5,514)	(11.7)%	4,257	5.2%	(33,219)	(25.8)%	9,216	5.4%
Corporate expenses (*)	(18,444)	(3.6)%	(26,262)	(3.6)%	(39,072)	(3.3)%	(49,867)	(3.4)%
Total operating income (loss)	$20,954	4.1%	$64,476	8.8%	$(57,524)	(4.9)%	$125,235	8.5%

(*)
Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees. Two fiscal quarters ended June 27, 2020 and June 29, 2019 each include $1.6 million in charges related to organizational restructuring, respectively.

	Fiscal Quarter Ended June 27, 2020			Two Fiscal Quarters Ended June 27, 2020
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Organizational restructuring	$1.6	$0.7	$1.1	$3.0	$1.3	$1.4
Goodwill impairment	—	—	—	—	—	17.7
Skip Hop tradename impairment charge	—	—	—	0.5	6.8	3.7
OshKosh tradename impairment charge	—	—	—	13.6	1.6	0.3
Incremental costs associated with COVID-19 pandemic	4.4	6.9	1.7	6.6	7.1	2.0
Retail store operating leases and other long-lived asset impairments	3.7	—	—	5.0	—	—
Total charges	$9.7	$7.6	$2.9	$28.7	$16.8	$25.2

	Fiscal Quarter Ended June 29, 2019			Two Fiscal Quarters Ended June 29, 2019
Charges:	U.S. Retail	U.S. Wholesale	International	U.S. Retail	U.S. Wholesale	International
Organizational restructuring	$—	$—	$—	$—	$—	$—
Benefit related to sale of inventory previously reserved in China	—	—	—	—	—	(2.1)
Reversal of store restructuring costs previously recorded during the third quarter of fiscal 2017	(0.7)	—	—	(0.7)	—	—
Total charges	$(0.7)	$—	$—	$(0.7)	$—	$(2.1)

Note: Results may not be additive due to rounding.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	June 27, 2020	December 28, 2019	June 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,000,581	$214,311	$118,458
Accounts receivable, net of allowance for credit losses of $9,242, $6,354, $3,786, respectively	165,578	251,005	168,176
Finished goods inventories, net of inventory reserves of $32,092, $9,283, and $14,119, respectively	672,205	593,987	697,559
Prepaid expenses and other current assets	51,180	48,454	56,813
Total current assets	1,889,544	1,107,757	1,041,006
Property, plant, and equipment, net of accumulated depreciation of $559,142, $523,848, and $486,319, respectively	287,941	320,168	333,600
Operating lease assets	648,505	687,024	705,631
Tradenames, net	308,017	334,642	365,567
Goodwill	208,573	229,026	228,860
Customer relationships, net	38,950	41,126	42,825
Other assets	31,104	33,374	29,671
Total assets	$3,412,634	$2,753,117	$2,747,160

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$458,075	$183,641	$232,869
Current operating lease liabilities	163,665	160,228	154,719
Other current liabilities	80,634	131,631	85,483
Total current liabilities	702,374	475,500	473,071

Long-term debt, net	1,232,649	594,672	604,377
Deferred income taxes	63,850	74,370	91,190
Long-term operating lease liabilities	620,063	664,372	688,650
Other long-term liabilities	60,420	64,073	61,975
Total liabilities	$2,679,356	$1,872,987	$1,919,263

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at June 27, 2020, December 28, 2019, and June 29, 2019	$—	$—	$—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 43,636,176, 43,963,103 and 44,868,563 shares issued and outstanding at June 27, 2020, December 28, 2019, and June 29, 2019, respectively	436	440	449
Additional paid-in capital	5,539	—	—
Accumulated other comprehensive loss	(45,045)	(35,634)	(36,561)
Retained earnings	772,348	915,324	864,009
Total stockholders' equity	733,278	880,130	827,897
Total liabilities and stockholders' equity	$3,412,634	$2,753,117	$2,747,160

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Two Fiscal Quarters Ended
	June 27, 2020	June 29, 2019
Cash flows from operating activities:
Net (loss) income	$(70,538)	$78,403
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	43,774	44,991
Amortization of intangible assets	1,858	1,874
Provisions for (recoveries of) excess and obsolete inventory	23,058	(938)
Goodwill impairment	17,742	—
Intangible asset impairments	26,500	—
Other asset impairments and loss on disposal of property, plant and equipment, net of recoveries	7,332	385
Amortization of debt issuance costs	916	737
Stock-based compensation expense	6,485	9,807
Unrealized foreign currency exchange loss (gain), net	1,621	(142)
Provisions for (recoveries of) doubtful accounts receivable from customers	3,036	(2,869)
Loss on extinguishment of debt	—	7,823
Deferred income taxes (benefit) expense	(10,559)	4,268
Effect of changes in operating assets and liabilities:
Accounts receivable	80,566	93,315
Finished goods inventories	(106,922)	(119,508)
Prepaid expenses and other assets	(852)	(18,298)
Accounts payable and other liabilities	214,796	4,617
Net cash provided by operating activities	238,813	104,465

Cash flows from investing activities:
Capital expenditures	(16,708)	(24,992)
Disposals and recoveries from property, plant, and equipment	—	749
Net cash used in investing activities	(16,708)	(24,243)

Cash flows from financing activities:
Proceeds from senior notes due 2025	500,000	—
Proceeds from senior notes due 2027	—	500,000
Payment of senior notes due 2021	—	(400,000)
Premiums paid to extinguish debt	—	(5,252)
Payment of debt issuance costs	(7,639)	(5,793)
Borrowings under secured revolving credit facility	644,000	80,000
Payments on secured revolving credit facility	(500,000)	(166,000)
Repurchases of common stock	(45,255)	(92,443)
Dividends paid	(26,260)	(45,260)
Withholdings from vestings of restricted stock	(4,789)	(4,126)
Proceeds from exercises of stock options	2,916	6,346
Net cash provided by (used in) financing activities	562,973	(132,528)

Effect of exchange rate changes on cash and cash equivalents	1,192	687
Net increase (decrease) in cash and cash equivalents	786,270	(51,619)
Cash and cash equivalents, beginning of period	214,311	170,077
Cash and cash equivalents, end of period	$1,000,581	$118,458

CARTER’S, INC.
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended June 27, 2020
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes (Benefit)	Net Income	Diluted EPS
As reported (GAAP)	$235.5	45.7%	$218.1	42.4%	$21.0	4.1%	$(2.7)	$8.2	$0.19
COVID-19 expenses (b)	—		(13.0)		13.0		3.1	9.9	0.23
Retail store operating leases and other long-lived asset impairments (c)	—		(3.7)		3.7		0.9	2.8	0.06
Organizational restructuring costs (d)	—		(3.5)		3.5		0.8	2.7	0.06
As adjusted (a)	$235.5	45.7%	$198.0	38.5%	$41.1	8.0%	$2.1	$23.6	$0.54

	Two Fiscal Quarters Ended June 27, 2020
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating (Loss) Income	% Net Sales	Income Taxes (Benefit)	Net (Loss)	Diluted EPS
As reported (GAAP)	$463.8	39.7%	$488.0	41.7%	$(57.5)	(4.9)%	$(15.7)	$(70.5)	$(1.64)
Intangible asset impairment (e)	—		—		26.5		6.3	20.2	0.47
Goodwill impairment (f)	—		—		17.7		—	17.7	0.41
COVID-19 expenses (b)	—		(15.7)		15.7		3.7	12.0	0.28
Organizational restructuring costs (d)	—		(7.4)		7.4		1.7	5.6	0.13
Retail store operating leases and other long-lived asset impairments (c)	—		(5.0)		5.0		1.2	3.8	0.09
As adjusted (a)	$463.8	39.7%	$459.9	39.3%	$14.8	1.3%	$(2.7)	$(11.2)	$(0.26)

	Fiscal Quarter Ended June 29, 2019
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$323.0	44.0%	$268.2	36.5%	$64.5	8.8%	$11.8	$43.9	$0.97
Store restructuring costs (g)	—		0.7		(0.7)		(0.2)	(0.6)	(0.01)
As adjusted (a)	$323.0	44.0%	$268.9	36.6%	$63.8	8.7%	$11.6	$43.4	$0.95

	Two Fiscal Quarters Ended June 29, 2019
	Gross Margin	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$638.9	43.3%	$531.8	36.0%	$125.2	8.5%	$21.1	$78.4	$1.72
Debt extinguishment loss (h)	—		—		—		1.8	6.0	0.13
Organizational restructuring costs (d)	—		(1.6)		1.6		0.4	1.3	0.03
Store restructuring costs (g)	—		0.7		(0.7)		(0.2)	(0.6)	(0.01)
China business model change (i)	(2.1)		—		(2.1)		—	(2.1)	(0.05)
As adjusted (a)	$636.8	43.2%	$530.9	36.0%	$124.1	8.4%	$23.1	$83.0	$1.82

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income (loss), income tax (benefit), net income (loss), and net income (loss) on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net (loss) income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

(b)
Expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.

(c)	Principally related to U.S. Retail store lease assets.

(d)	Certain severance and related costs resulting from organizational restructurings (not related to COVID-19).

(e)	Intangible impairment charges related to the OshKosh and Skip Hop tradename assets.

(f)	Goodwill impairment charge recorded in the International segment.

(g)	Reversal of retail store restructuring costs previously recorded during the third quarter of fiscal 2017.

(h)	Related to the redemption of the $400 million aggregate principal amount of senior notes due 2021 in March 2019 that were previously issued by a wholly-owned subsidiary of the Company.

(i)	Benefit related to the sale of inventory previously reserved in China.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME (LOSS) ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	43,162,571	44,706,307	43,259,103	44,888,552
Dilutive effect of equity awards (a)	147,480	332,070	—	310,479
Diluted number of common and common equivalent shares outstanding	43,310,051	45,038,377	43,259,103	45,199,031
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income (loss) per common share:
Net income (loss)	$8,156	$43,937	$(70,538)	$78,403
Income allocated to participating securities	(86)	(396)	(252)	(685)
Net income (loss) available to common shareholders	$8,070	$43,541	$(70,790)	$77,718
Basic net income (loss) per common share	$0.19	$0.97	$(1.64)	$1.73
Diluted net income (loss) per common share:
Net income (loss)	$8,156	$43,937	$(70,538)	$78,403
Income allocated to participating securities	(86)	(395)	(252)	(683)
Net income (loss) available to common shareholders	$8,070	$43,542	$(70,790)	$77,720
Diluted net income (loss) per common share	$0.19	$0.97	$(1.64)	$1.72
As adjusted (b):
Basic net income (loss) per common share:
Net income (loss)	$23,559	$43,382	$(11,203)	$83,005
Income allocated to participating securities	(249)	(391)	(253)	(728)
Net income (loss) available to common shareholders	$23,310	$42,991	$(11,456)	$82,277
Basic net income (loss) per common share	$0.54	$0.96	$(0.26)	$1.83
Diluted net income (loss) per common share:
Net income (loss)	$23,559	$43,382	$(11,203)	$83,005
Income allocated to participating securities	(248)	(390)	(253)	(725)
Net income (loss) available to common shareholders	$23,311	$42,992	$(11,456)	$82,280
Diluted net income (loss) per common share	$0.54	$0.95	$(0.26)	$1.82

(a)
For the two fiscal quarters ended June 27, 2020, there were 230,286 potentially dilutive equity awards that were excluded from the diluted earnings per share calculation because the Company incurred a net loss for this period and their inclusion would be anti-dilutive.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $15.4 million and $59.3 million in after-tax expenses from these results for the fiscal quarter and two fiscal quarters ended June 27, 2020, respectively. The Company has excluded ($0.6) million and $4.6 million in after-tax (benefit) expenses from these results for the fiscal quarter and two fiscal quarters ended June 29, 2019, respectively.

Note: Results may not be additive due to rounding.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Two Fiscal Quarters Ended		Four Fiscal Quarters Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019	June 27, 2020
Net income (loss)	$8.2	$43.9	$(70.5)	$78.4	$114.9
Interest expense	15.3	9.1	24.2	18.7	43.1
Interest income	(0.4)	(0.5)	(0.9)	(0.7)	(1.5)
Income tax expense (benefit)	(2.7)	11.8	(15.7)	21.1	27.4
Depreciation and amortization	22.3	23.3	45.6	46.9	94.7
EBITDA	$42.6	$87.6	$(17.3)	$164.3	$278.6

Adjustments to EBITDA
Intangible asset impairment (a)	$—	$—	$26.5	$—	$57.3
Goodwill impairment (b)	—	—	17.7	—	17.7
COVID-19 expenses (c)	12.9	—	15.7	—	15.7
Organizational restructuring costs (d)	3.5	—	7.4	1.6	7.4
Retail store operating leases and other long-lived asset impairments (e)	3.7	—	5.0	—	5.0
Customer bankruptcy charges, net (f)	—	—	—	—	(0.6)
Debt extinguishment loss (g)	—	—	—	7.8	—
Store restructuring costs (h)	—	(0.7)	—	(0.7)	—
China business model change, net (i)	—	—	—	(2.1)	—
Adjusted EBITDA	$62.7	$86.8	$54.9	$170.9	$381.1

(a)	Related to the write-down of the OshKosh and Skip Hop tradename assets.

(b)	Goodwill impairment charge recorded in the International segment.

(c)	Expenses incurred due to the COVID-19 pandemic. Amounts exclude less than $0.1 million of depreciation expense that is included in the corresponding depreciation and amortization line item.

(d)	Severance and related costs resulting from organizational restructurings (not related to COVID-19).

(e)	Principally related to U.S. Retail store lease assets.

(f)	Recovery related to the Toys "R" Us bankruptcy.

(g)	Related to the redemption of the $400 million aggregate principal amount of senior notes due 2021 in March 2019 that were previously issued by a wholly-owned subsidiary of the Company.

(h)	Reversal of retail store restructuring costs previously recorded during the third quarter of fiscal 2017.

(i)	Benefit related to the sale of inventory previously reserved in China.

Note: Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (i) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations,

EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF U.S. GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter and two fiscal quarters ended June 27, 2020:

	Fiscal Quarter Ended
	Reported Net Sales June 27, 2020	Impact of Foreign Currency Translation	Constant-Currency Net Sales June 27, 2020	Reported Net Sales June 29, 2019	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$514.9	$(2.0)	$516.9	$734.4	(29.9)%	(29.6)%
International segment net sales	$47.1	$(2.0)	$49.1	$82.2	(42.6)%	(40.2)%

	Two Fiscal Quarters Ended
	Reported Net Sales June 27, 2020	Impact of Foreign Currency Translation	Constant-Currency Net Sales June 27, 2020	Reported Net Sales June 29, 2019	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$1,169.4	$(2.7)	$1,172.0	$1,475.4	(20.7)%	(20.6)%
International segment net sales	$128.8	$(2.7)	$131.4	$170.8	(24.6)%	(23.0)%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.